Exhibit 23.2

Consent of Independent Accountants

Midatech Pharma PLC

Abingdon, Oxfordshire

United Kingdom

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Midatech Pharma PLC of our report dated August 11, 2015, relating to the consolidated financial statements of Midatech Pharma (Wales) Limited which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

Reading

United Kingdom

October 8, 2015